Exhibit 99.1

Identiv Reports Third Quarter 2017 Financial Results

FREMONT, Calif., November 9, 2017 – Identiv, Inc. (NASDAQ: INVE), a global provider of physical security and secure identification, reported results for the third quarter ended September 30, 2017.

Third Quarter 2017 Operational Highlights

•	Launched Hirsch Mx-1 single door edge controller

•	Achieved record sales of physical access solutions through the Cisco sales channel

•	Started volume shipments for NFC applications in apparel, home security & virtual reality

•	Launched Near Field Communication (NFC) software development kit (SDK)

•	Expanded international sales coverage for smart card reader products

•	Secured Access Card sales projects in transportation, smart metering and hospitality

Third Quarter 2017 Financial Results

Revenues for the third quarter of 2017 were $15.4 million, compared to $14.8 million in the second quarter of 2017 and $15.6 million in the third quarter of 2016, reflecting a sequential increase of 4% from the second quarter of 2017, and a year-over-year decrease of 1% from the third quarter of 2016.

Revenues in the Physical Access Control Systems (PACS) segment grew 10% sequentially and declined 11% year-over-year. While up 10% sequentially, the segment did not experience the usual seasonal acceleration from the government fiscal year end. This was partially due to more than $1 million of government orders arriving late or just after the quarter end. Revenues in the Identity segment decreased 16% sequentially and 2% year-over-year. Year to date, the Identity segment is up 18% versus the same period of 2016. Revenue in the Credentials segment grew 12% sequentially and 16% year-over-year. The sequential and year-over-year growth mainly reflects an increase in access card sales, as well as increased revenues from sales of RFID transponders, including volume launches for NFC applications.

GAAP gross margin was 38% in the third quarter of 2017, which was consistent with the second quarter of 2017, and compared to 44% in the third quarter of 2016. The year-over-year decrease in gross margin reflects product mix, with a higher proportion of revenue coming from the Credentials segments and a lower proportion coming from the PACS segment, as well as product, channel and distribution mix within the PACS and Credentials segments.

GAAP operating expenses were $6.2 million, compared to $6.9 million in the second quarter of 2017, and $7.1 million in the third quarter of 2016, reflecting a sequential decrease of 10% and a year-over-year decrease of 12%. The sequential and year-over-year decrease predominantly reflects lower general and administrative expenses in the quarter, mainly driven by reimbursements of $0.8 million received from the Company’s insurance provider for legal fees previously incurred.

Non-GAAP operating expenses for the third quarter of 2017 were $5.2 million, compared to $5.8 million in the second quarter of 2017 and $5.5 million in the third quarter of 2016, reflecting a sequential decrease of 10% and a year-over-year reduction of 5%. Non-GAAP operating expenses were in line with the Company’s previously announced target of less than $6 million quarterly of business-related operating expenses.

GAAP net loss totaled $1.0 million, or $(0.07) per share, compared to $1.9 million, or $(0.15) per share in the second quarter of 2017, and $0.7 million, or $(0.07) per share in the third quarter of 2016.

Non-GAAP adjusted EBITDA for the third quarter of 2017 totaled $0.9 million, compared with $0.2 million in the second quarter of 2017 and $1.7 million in the third quarter of 2016.

Cash was $15.7 million at September 30, 2017, compared to $18.0 million at June 30, 2017, and $9.1 million at December 31, 2016.

See note regarding “Use of Non-GAAP Financial Measures” below for a discussion of the non-GAAP measures used in this press release.

Fiscal 2017 Guidance

For the full year ending December 31, 2017, Identiv reiterates its revenue guidance range of $59.0 million to $62.0 million, which would represent an increase of 5% to 10% over fiscal 2016.

The Company also reiterated its non-GAAP adjusted EBITDA guidance for fiscal 2017 of between $2.0 million and $3.0 million, which would represent an improvement from a non-GAAP adjusted EBITDA loss of $2.1 million in fiscal 2016.

Management Commentary

“Having achieved a fifth consecutive quarter of positive adjusted EBITDA, and on track for our first positive adjusted EBITDA year since 2010, we’re excited by the progress we’re making towards achieving optimal scale as an organization,” said Steven Humphreys, Identiv CEO. “Our Transponders and Smart Card Readers businesses are performing particularly well this year, and are supported by trends like NFC-based brand authentication and customer experience, as well as smart card-based secure access applications. We also continue to see a substantial market opportunity in PACS, despite this business having progressed slower than planned, which we believe is due to timing of sales rather than any particular market factors. Overall, we believe we are well positioned to make solid inroads in this market, especially with the addition of our Mx-1 single-door edge controller, increasing the level of recurring revenue from software and services, and increasing traction with our Cisco channel, which achieved another record revenue quarter at above 10% of our PACS segment revenue.”

“Since our significant restructuring and turnaround which we completed in 2016, we have made meaningful advances towards our target business model, hitting several of our mid-term target model metrics throughout 2017. We believe these advances not only underscore how effectively we are building momentum towards achieving our long-term target model, but also how we are aligning ourselves with progressive market trends to execute successfully along our three-year growth plan.”

“As we look ahead to 2018, we expect PACS to grow in the mid-single digits range and Identity and Credentials to grow in the low double digits range. However, all three segments of our business are expected to contribute meaningfully to our results going forward, and have the potential to accelerate from their current levels, as we achieve greater scale and move toward our target business model. We believe we are well positioned to drive meaningful leverage in the model, as we continue to keep tight control of our expenses and redirect investments to our faster-growing segments.”

Conference Call

Identiv, Inc. management will hold a conference call today (November 9, 2017) at 5:00 p.m. Eastern time (2:00 p.m. Pacific time) to discuss these financial results. A question and answer session will follow management’s presentation.

U.S. dial-in number: 1-866-548-4713

International number: 1-323-794-2093

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios Group at 1-949-574-3860.

The conference call will be broadcasted live and available for replay here and via the Investor Relations section of INVE’s website.

A replay of the call will be available after 8:00 p.m. Eastern time through December 9, 2017.

Toll-free replay number: 1-844-512-2921

International replay number: 1-412-317-6671

Conference ID: 1835701

About Identiv

Identiv, Inc. is a global provider of physical security and secure identification. Identiv’s products, software, systems, and services address the markets for physical and logical access control and a wide range of RFID-enabled applications. Customers in the government, enterprise, consumer, education, healthcare, and transportation sectors rely on Identiv’s access and identification solutions. Identiv’s mission is to secure the connected physical world: from perimeter to desktop access, and from the world of physical things to the Internet of Everything. Identiv is a publicly traded Company and its common stock is listed on the NASDAQ Capital Market in the U.S. under the symbol “INVE.” For more information, visit identiv.com.

Non-GAAP Financial Measures (Unaudited)

This press release includes financial information that has not been prepared in accordance with GAAP, including non-GAAP adjusted EBITDA and non-GAAP operating expenses. Identiv uses non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends. The non-GAAP adjusted EBITDA discussed above exclude items that are included in GAAP net income (loss) and GAAP operating expenses, and excludes provision (benefit) for income taxes, net income (loss) attributable to non-controlling interest, interest expense, gain on extinguishment of debt, foreign currency gains (losses), stock-based compensation, amortization and depreciation, and restructuring and severance. For historical periods, the exclusions are detailed in the reconciliation table included in this press release. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures as detailed in this press release. Identiv has not provided a reconciliation of its full-year 2017 adjusted EBITDA outlook to an expected net income (loss) outlook because certain items that are a component of net income (loss) cannot be reasonably projected. In particular, sufficient information is not available to calculate certain adjustments required for such reconciliations, including interest expense, income tax expense (benefit), share-based compensation, and foreign currency (gains) losses. These components of net income (loss) could significantly impact Identiv’s actual net income (loss).

Note Regarding Forward-Looking Information

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those involving future events and future results that are based on current expectations as well as the current beliefs and assumptions of the Company’s management and can be identified by words such as “anticipates”, “believes”, “plans”, “will”, “intends”, “expects”, and similar references to the future. Any statement that is not a historical fact, including the statements regarding the Company’s expectations regarding future operating and financial performance, including full year 2017 revenue and adjusted EBITDA guidance, the Company’s beliefs regarding progress toward achieving its target business model and driving meaningful leverage in the model, the strengths of its business and trends in the industry, the drivers of growth in its business, its relationships with customers and traction within its customer base, market positioning, the timing and level of revenue from specific products, business seasonality and the effectiveness of the Company’s business strategy is a forward-looking statement. Forward-looking statements are only predictions and are subject to a number of risks and uncertainties, many of which are outside our control, which could cause actual results to differ materially and adversely from those expressed in any forward-looking statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, actual results for fiscal 2017, the Company’s ability to continue the momentum in its business, its ability to successfully execute its business strategy, the level of customer orders, the success of its products and partnerships, industry trends and seasonality, and factors discussed in our public reports, including our Annual Report on Form 10-K for the year ended December 31, 2016 and subsequent reports filed with the U.S. Securities and Exchange Commission. All forward-looking statements are based on information available to us on the date hereof, and we assume no obligation to update such statements.

Investor Relations Contact:

Matt Glover and Najim Mostamand, CFA

Liolios Group, Inc.

949-574-3860

IR@identiv.com

Media Contact:

press@identiv.com

Identiv, Inc.

Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2017	June 30, 2017	September 30, 2016	September 30,
				2017	2016
Net revenue	$15,432	$14,840	$15,560	$43,664	$41,521
Cost of revenue	9,571	9,157	8,640	26,423	24,038

Gross profit	5,861	5,683	6,920	17,241	17,483
Operating expenses:
Research and development	1,597	1,511	1,480	4,584	4,997
Selling and marketing	3,448	3,315	3,312	10,142	10,807
General and administrative	1,247	2,085	2,115	5,119	9,674
Restructuring and severance	(49)	—	160	(49)	3,100

Total operating expenses	6,243	6,911	7,067	19,796	28,578

Loss from operations	(382)	(1,228)	(147)	(2,555)	(11,095)
Non-operating income (expense):
Interest expense, net	(643)	(678)	(525)	(1,995)	(1,814)
Gain on extinguishment of debt	—	—	—	977	—
Foreign currency (loss) gain, net	(51)	1	35	(202)	309

Loss before income taxes and noncontrolling interest	(1,076)	(1,905)	(637)	(3,775)	(12,600)
Income tax benefit (provision)	42	1	(105)	161	(35)

Loss before noncontrolling interest	(1,034)	(1,904)	(742)	(3,614)	(12,635)
Less: Income (loss) attributable to noncontrolling interest	2	—	(1)	(8)	4

Net loss attributable to Identiv, Inc.	$(1,032)	$(1,904)	$(743)	$(3,622)	$(12,631)

Basic and diluted net loss per share	$(0.07)	$(0.15)	$(0.07)	$(0.28)	$(1.16)
Weighted average shares used to compute basic and diluted loss per share	14,409	12,657	11,024	12,806	10,855

Identiv, Inc.

Consolidated Balance Sheets

(in thousands)

	September 30, 2017	June 30, 2017	December 31, 2016
ASSETS
Current assets:
Cash	$15,741	$17,968	$9,116
Accounts receivable, net of allowances	10,642	10,636	9,430
Inventories	13,396	12,520	11,596
Prepaid expenses and other assets	2,492	1,898	1,510

Total current assets	42,271	43,022	31,652
Property and equipment, net	2,117	2,005	2,416
Intangible assets, net	4,728	5,092	5,820
Other assets	722	725	712

Total assets	$49,838	$50,844	$40,600

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,552	$8,500	$6,024
Current portion - payment obligation	877	844	786
Current portion - financial liabilities	9,957	8,570	8,119
Deferred revenue	1,143	1,137	1,085
Accrued compensation and related benefits	1,639	1,412	1,520
Other accrued expenses and liabilities	2,978	3,425	5,032

Total current liabilities	24,146	23,888	22,566
Long-term payment obligation	3,281	3,533	3,987
Long-term financial liabilities	6,474	7,047	9,779
Other long-term liabilities	181	196	335

Total liabilities	34,082	34,664	36,667

Total stockholders’ equity	15,756	16,180	3,933

Total liabilities and stockholders’ equity	$49,838	$50,844	$40,600

Identiv, Inc.

Reconciliation of GAAP and Non-GAAP Financial Information

(in thousands)

(unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2017	June 30, 2017	September 30, 2016	September 30,
				2017	2016
Reconciliation of GAAP gross profit margin and non-GAAP gross profit margin
GAAP cost of revenue	$9,571	$9,157	$8,640	$26,423	$24,038
Reconciling items included in GAAP cost of revenue:
Stock-based compensation	(24)	(23)	(26)	(71)	(72)
Amortization and depreciation	(291)	(279)	(310)	(851)	(940)

Total reconciling items included in GAAP cost of revenue	(315)	(302)	(336)	(922)	(1,012)

Non-GAAP cost of revenue	$9,256	$8,855	$8,304	$25,501	$23,026

Non-GAAP gross profit margin	40%	40%	47%	42%	45%

Reconciliation of GAAP operating expenses and overhead costs
GAAP operating expenses	$6,243	$6,911	$7,067	$19,796	$28,578
Reconciling items included in GAAP operating expenses:
Stock-based compensation	(640)	(638)	(837)	(1,845)	(2,173)
Amortization and depreciation	(414)	(467)	(535)	(1,230)	(1,548)
Restructuring and severance	49	—	(160)	49	(3,100)

Total reconciling items included in GAAP operating expenses	(1,005)	(1,105)	(1,532)	(3,026)	(6,821)

Non-GAAP overhead costs	$5,238	$5,806	$5,535	$16,770	$21,757

Reconciliation of GAAP net loss to adjusted EBITDA
GAAP net loss attributable to Identiv, Inc.	$(1,032)	$(1,904)	$(743)	$(3,622)	$(12,631)
Reconciling items included in GAAP net loss:
(Benefit) provision for income taxes	(42)	(1)	105	(161)	35
Net (loss) income attributable to noncontrolling interest	(2)	—	1	8	(4)
Interest expense, net	643	678	525	1,995	1,814
Gain on extinguishment of debt	—	—	—	(977)	—
Foreign currency losses (gains), net	51	(1)	(35)	202	(309)
Stock-based compensation	664	661	863	1,916	2,245
Amortization and depreciation	705	746	845	2,081	2,488
Restructuring and severance	(49)	—	160	(49)	3,100

Total reconciling items included in GAAP net loss	1,970	2,083	2,464	5,015	9,369

Adjusted EBITDA	$938	$179	$1,721	$1,393	$(3,262)